UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2012

Swift Transportation Company

(Exact name of Registrant as specified in charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 South 75th Avenue, Phoenix, Arizona		85043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 269-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2012, Swift Transportation Company (the “Company”) entered into the First Amendment to the Amended and Restated Credit Agreement (“Amendment”). The Amendment reduced the applicable rate on the revolving credit facility from 4.50% to a range of 3.00% to 3.25% for LIBOR based borrowings and letters of credit and from 3.50% to a range of 2.00% to 2.25% for Base Rate borrowings, depending on the Company’s consolidated leverage ratio as defined in the credit agreement. Additionally, the commitment fee for the unused portion of the revolving credit facility was reduced from a range of 0.50% to 0.75% to a range of 0.25% to 0.50% depending on the Company’s consolidated leverage ratio. In addition, the maturity of the revolving credit facility was extended from December 21, 2015 to September 21, 2016.

On April 17, 2012, the Company entered into the Incremental Facility Amendment to the Amended and Restated Credit Agreement (“Incremental Facility Amendment”). Pursuant to the Incremental Facility Amendment, the Company received $10.0 million in proceeds from a Specified Incremental Tranche B-1 Term Loan (“Incremental Term Loan”). The proceeds from the Incremental Term Loan were used solely by the Company to prepay a portion of the first lien term loan B-2 tranche and to pay fees in connection with the Incremental Term Loan. The terms applicable to the Incremental Term Loan are the same as those applicable to the first lien term loan Tranche B-1 under the Company’s Amended and Restated Credit Agreement.

Item 2.02	Results of Operations and Financial Condition.

On April 19, 2012, the Company posted on its website a letter to its stockholders discussing its results of operations for the first quarter ended March 31, 2012, its entering into the amendments referred to in Item 1.01 of this Form 8-K and its voluntary prepayments on the first lien term loan B-1 tranche and the first lien term loan B-2 tranche referred to in Item 8.01 of this Form 8-K. A copy of the letter is attached to this Current Report as Exhibit 99 and is incorporated herein by reference.

The information in this Current Report is being furnished, not filed under Item 2.02 in this Current Report on form 8-K.

Item 8.01	Other Events.

On April 17, 2012, the Company made voluntary prepayments of $26.3 million on the first lien term loan B-1 tranche and $23.9 million on the first lien term loan B-2 tranche. The prepayments were funded through advances from the Company’s accounts receivable securitization facility and from proceeds of the Incremental Term Loan described in Item 1.01 of this Form 8-K. These prepayments have eliminated the scheduled principal payments on the first lien term loan B-1 tranche through June 2013 and the first lien term loan B-2 tranche through September 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 99	Letter to stockholders dated April 19, 2012, issued by Swift Transportation Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWIFT TRANSPORTATION COMPANY

By:	/S/ VIRGINIA HENKELS
Name:	VIRGINIA HENKELS
Title:	Executive Vice President and
Chief Financial Officer

Dated: April 19, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99	Letter to stockholders dated April 19, 2012, issued by Swift Transportation Company